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                                                                    EXHIBIT 11.1

                             PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)


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
                                                              THREE MONTHS ENDED MARCH 31, 1999
                                                        ----------------------------------------------
                                                             NUMBER         PERCENT       EQUIVALENT
                                                           OF SHARES      OUTSTANDING       SHARES
                                                           ---------      -----------       ------
COMMON STOCK
   From Founders' Stock                                      2,300,000       100.00%        2,300,000
   Stock Options Exercised                                   1,074,725        98.73%        1,061,080
   Preferred Stock Converted to Common Stock                15,310,943       100.00%       15,310,943
   1994 Common Stock Offerings                              11,242,857       100.00%       11,242,857
   1995 Common Stock Offerings                               4,323,874       100.00%        4,323,874
   1996 Common Stock Offering                                6,000,000       100.00%        6,000,000
   Employee Stock Purchase Plan Shares Issued                  110,943       100.00%          110,943
   Warrants Exercised                                           49,450       100.00%           49,450
                                                        --------------                  -------------
                                                            40,412,792                     40,399,147

WEIGHTED AVERAGE SHARES OUTSTANDING                                                        40,399,147

NET LOSS                                                                                ($ 25,203,000)


NET LOSS PER SHARE                                                                      ($       0.62)
                                                                                        =============

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